CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273243 on Form S-6 of our report dated August 17, 2023, relating to the financial statement of FT 10926, comprising Cboe Vest Nasdaq 100 Buffered 20 Portfolio Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 17, 2023